Exhibit 99.1

Company Release - 01/24/2007 08:55

GB&T Bancshares Reports Fiscal Year and Fourth Quarter 2006 Results

GAINESVILLE, Ga., Jan. 24, 2007 (PRIME NEWSWIRE) — GB&T Bancshares, Inc. (Nasdaq:GBTB), a multi-bank holding company operating seven community banks in fast-growing markets surrounding metropolitan Atlanta, reported net income of $15.5 million for the fiscal year 2006 compared with $12.0 million for the fiscal year 2005, an increase of 28.9 percent over the prior year. Diluted earnings per share were $1.11 compared with $0.93 for 2005, an increase of 19.4 percent. Fiscal year 2006 results reflect solid loan growth from a combination of organic sources and the second quarter 2006 acquisition of Mountain State Bank, combined with disciplined expense management. Per share results also reflect additional shares issued in connection with the Mountain State Bank acquisition, which increased 2006 average diluted shares outstanding by 1,018,000, or 7.9 percent.

Richard A. Hunt, President and CEO of GB&T Bancshares, Inc., commented, “This has been a strong year for GB&T, with double-digit growth in assets and income, derived from a combination of organic growth and the acquisition of Mountain State Bank in the second quarter of 2006. Throughout this challenging twelve-month period, our net interest margin has remained stable within a narrow band, improving eight basis points year over year. We believe that the strength of our markets will enable us to successfully sustain double-digit asset growth and a net interest margin in excess of four percent, as we have done for the past five years. Combined with a continuation of disciplined expense control and a continued focus on asset quality, we anticipate that GB&T will perform and meet the aggressive goals we have set for growth and profitability.”

For the fourth quarter of 2006, the Company reported earnings of $4.0 million compared with $3.7 million for the fourth quarter of 2005, an increase of 8.8 percent. Diluted earnings per share for the fourth quarter were $0.28, the same as the prior-year quarter. Fourth quarter 2006 results reflect a higher loan loss provision taken and additional shares issued during 2006 in connection with the Mountain State Bank acquisition. When compared to the fourth quarter of 2005, average diluted shares outstanding increased by 1,277,000, or 9.7 percent.

At a meeting held January 22, 2007, the board of directors of GB&T Bancshares, Inc. declared a first quarter cash dividend of $0.09 per share on the Company’s common stock. The dividend is payable on February 9, 2007 to shareholders of record at the close of business on January 31, 2007.

Total revenue, defined as net interest income plus other income, increased 16.2 percent year-over-year, from $68.6 million for the fiscal year 2005 to $79.7 million for the fiscal year 2006. Net interest income increased 21.4 percent to $69.2 million for the fiscal year

2006, reflecting 19.1 percent growth in average earning assets and an eight basis point improvement in the net interest margin, to 4.34 percent. Mr. Hunt noted, “Our net interest margin held steady throughout most of the year, but the lower volume of loans booked in the second half of 2006 reduced loan fee income. Combined with rising funding costs, this contributed to a 16 basis point decline in the net interest margin from the third to the fourth quarter of 2006.”

Other income declined 9.6 percent, from $11.6 million reported for the fiscal year 2005 to $10.5 million for the fiscal year 2006. Excluding a 2005 nonrecurring gain of $553,000 from the sale of securities as well as a securities loss of $16,000 in 2006, the year-over-year decline in other income was 5.0 percent. The decline in other income was primarily attributable to the loss in 2006 of $475,000 of insurance commissions generated by Community Loan Company in 2005 as well as a decline in service charges and other income. These declines were only partially offset by a $398,000 or 17.6 percent increase in mortgage origination fees.

Total revenue for the fourth quarter of 2006 was $20.8 million compared with $18.0 million for the fourth quarter of 2005, an increase of 15.6 percent. Net interest income for the fourth quarter of 2006 increased 16.9 percent to $18.1 million, reflecting 18.7 percent growth in average earning assets partially offset by a six basis point decline in the net interest margin to 4.22 percent. Other income was $2.7 million for the fourth quarter of 2006 compared with $2.5 million for the fourth quarter of 2005, primarily due to an increase in mortgage origination fees of $231,000 or 4.5 percent.

“We continue to achieve improved efficiencies as we integrate our prior acquisitions,” Mr. Hunt added, “and throughout 2006, expense levels as a percentage of average assets declined. We anticipate this trend to continue.” For the fiscal year 2006, other expense was $50.2 million, an increase of 11.9 percent over the $44.8 million reported for the fiscal year 2005. Operating expenses as a percentage of average assets trended downward throughout 2006, averaging 2.82 percent of average assets for fiscal year 2006, compared with 2.99 percent for the 2005 fiscal year, and 2.71 percent for the fourth quarter of 2006. Year-over-year strong revenue growth also contributed to an improved efficiency ratio; the ratio improved 252 basis points, from 64.34 percent for 2005 to 61.82 percent for fiscal year 2006.

“Credit quality did not show the improvement we were hoping for,” noted Hunt. “We have been working with a major borrower to foreclose on property supporting $7.0 million in nonperforming loans, and were able to take possession of one of two properties; we charged off $1.1 million during the fourth quarter of 2006 and believe that we have a strong collateral position for the remainder of the loans in this relationship.”

Nonperforming assets at December 31, 2006 were $19.5 million, or 1.02 percent of total assets, compared with $10.0 million or 0.63 percent of total assets at December 31, 2005 and $18.0 million or 0.96 percent at September 30, 2006. Mr. Hunt continued, “We hired an experienced chief credit officer at the holding company level last quarter to oversee our affiliate bank’s loan portfolios. He is currently in the process of implementing more stringent credit administration policies designed to incorporate the holding company more proactively in the affiliate loan approval process, and also, to accelerate the resolution of problem assets. We expect to see results from the implementation of these policies later this year.” Net charge-offs were $2.3 million or 0.17 percent of average loans for 2006, substantially lower than 2005 despite the addition of $6.1 million to loan loss reserves. Reserves were 1.17 percent of total loans at December 31, 2006 compared with 1.04 percent at year-end 2005.

Asset growth remains strong. At December 31, 2006, GB&T Bancshares had total assets of $1.9 billion compared with $1.6 billion at December 31, 2005; this represents an increase of $323.2 million or 20.4 percent over the past twelve months. Excluding the $165.5 million of assets acquired with Mountain State Bank, organic asset growth was $157.7 million or 10.0 percent.

Total loans increased $268.9 million since December 31, 2005, or 21.8 percent, reaching $1.5 billion at December 31, 2006. Of this total, $107.5 million was derived from the acquisition of Mountain State Bank; the remaining $161.4 million, representing loan growth of 13.1 percent, was obtained from within our market areas. “We moderated our growth in recent quarters and decided to be more selective,” Mr. Hunt added, “Pricing has become highly competitive and we want to preserve our margins to achieve our profit goals.” The Company continues to leverage its real estate expertise; at December 31, 2006, $702.8 million, or 46.8 percent of its portfolio, was centered on construction and land development, while commercial real estate accounted for an additional $384.4 million or 25.6 percent of loans outstanding. This compares with $481.3 million and $349.9 million, respectively, at year-end 2005.

Total deposits were $1.5 billion at December 31, 2006, up $283.1 million or 23.7 percent from December 31, 2005. Excluding $124.0 million of deposits acquired with Mountain State Bank, organic deposit growth was $159.1 million, or 13.3 percent, year-over-year. Transaction deposits (DDA & Savings) were 40.5 percent of total deposits as of December 31, 2006 compared to 47.9 percent twelve months ago. Time deposits were 59.5 percent of total deposits as of December 31, 2006 compared to 52.1 percent last year.

Stockholders’ equity at December 31, 2006 was $239.3 million, a twelve-month increase of $40.6 million, or 20.4 percent. Stockholders’ equity was 12.55 percent of period-end assets. The Company had 14,132,000 shares of common stock outstanding at December 31, 2006. Mr. Hunt concluded, “The strong demographics of our market areas have supported the double-digit loan growth that has been the driver of our performance in the past. We are planning for a continuation of comparable growth in 2007, and believe we are prepared to address the challenge successfully once again.”

About GB&T Bancshares, Inc.

Based in Gainesville, Georgia, GB&T Bancshares, Inc. is a multi-bank holding company operating seven community banks: Gainesville Bank & Trust, United Bank & Trust,

Community Trust Bank, HomeTown Bank of Villa Rica, First National Bank of the South, First National Bank of Gwinnett, and Mountain State Bank. As of December 31, 2006, GB&T Bancshares had total assets of $1.9 billion, with 31 banking offices located in 14 Georgia counties. GB&T Bancshares’ common stock is listed on the Nasdaq Global Select Market under the symbol “GBTB.” Visit the Company’s website www.gbtbancshares.com for additional information about GB&T.

Forward-Looking Statements

Some of the statements in this press release, including, without limitation, statements regarding projected growth and profitability, continued improvement in efficiencies, the Company’s collateral position for certain of its nonperforming assets and the expected repayment of certain nonperforming loans, loan loss reserves, loan portfolio, net interest margin, revenue growth and other statements regarding our future results of operations are “forward-looking statements” within the meaning of the federal securities laws. In addition, when we use words like “anticipate,” “believe,” “intend,” “expect,” “estimate,” “could,” “should,” “plan,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our current beliefs and assumptions. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans held or made by us; (3) general economic conditions may be less favorable than expected (both generally and in our markets), resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) economic, governmental or other factors may prevent the projected population and commercial growth in the counties in which we operate; (5) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (6) costs or difficulties related to the integration of our businesses may be greater than expected; (7) deposit attrition, customer loss or revenue loss following the acquisitions may be greater than expected; (8) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; and (9) adverse changes may occur in the equity markets. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements contained in this release.

GB&T Bancshares Inc.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	(Dollars in thousands except per share amounts)
	4th Qtr 2006	3rd Qtr 2006	2nd Qtr 2006	1st Qtr 2006	4th Qtr 2005
EARNINGS
Net interest income (fully tax equivalent)	$18,171	18,397	17,374	15,517	15,532
Provision for loan loss	$1,791	1,789	1,274	1,206	977
Other income	$2,675	2,764	2,611	2,463	2,492
Other expense	$12,977	12,860	12,578	11,744	11,406
Net income	$4,013	4,215	3,954	3,277	3,689
Non-recurring (income)/expense (after-tax)	$0	0	0	0	190
Operating income	$4,013	4,215	3,954	3,277	3,879

PER SHARE DATA
Basic earnings per share	$0.28	0.30	0.29	0.26	0.29
Diluted earnings per share	$0.28	0.30	0.28	0.25	0.28
Operating diluted earnings per share	$0.28	0.30	0.28	0.25	0.30
Book value per share	$16.93	16.66	16.41	15.59	15.54
Tangible book value per share	$10.37	10.05	9.74	10.45	10.32
Cash dividend per share	$0.090	0.090	0.090	0.085	0.085

PERFORMANCE RATIOS
Return on average assets	0.84%	0.90%	0.91%	0.83%	0.92%
Return on average tangible assets	0.88%	0.95%	0.95%	0.87%	0.96%
Return on average equity	6.71%	7.21%	7.23%	6.60%	7.16%
Return on average tangible equity	11.02%	12.02%	11.72%	9.87%	11.20%
Net interest margin (fully tax equivalent)	4.22%	4.38%	4.43%	4.35%	4.28%
Other expense/Average assets	2.71%	2.75%	2.88%	2.98%	2.84%
Efficiency Ratio	61.34%	59.84%	62.03%	64.48%	60.76%
Other income/Total operating revenue	12.96%	13.10%	13.11%	13.74%	13.88%
MARKET DATA
Market value per share — Period end	$22.17	21.05	21.76	22.35	21.41
Market as a % of book	1.31%	1.26%	1.33%	1.43%	1.38%
Cash dividend yield	1.62%	1.71%	1.65%	1.52%	1.59%
Common stock dividend payout ratio	32.14%	30.00%	32.14%	34.00%	30.36%
Period-end common shares outstanding (000)	14,132	14,054	13,926	12,939	12,784
Common stock market capitalization ($Millions)	$313.30	295.83	303.03	289.18	273.71
CAPITAL & LIQUIDITY RATIOS
Period-end equity to assets	12.55%	12.48%	12.49%	12.34%	12.54%
Period-end tangible equity to tangible assets	8.07%	7.92%	7.81%	8.62%	8.70%
Total risk-based capital ratio	N/A	12.31%	12.26%	13.57%	13.80%
Average loans to average deposits	99.87%	99.18%	100.92%	101.48%	100.72%

ASSET QUALITY
Net charge-offs	$919	526	607	276	307
(Ann.) Net loan charge-offs/Average loans	0.248%	0.146%	0.178%	0.090%	0.100%
Nonaccrual loans	$14,790	14,934	13,819	7,114	6,562
Foreclosed assets	$4,673	3,047	4,229	3,348	3,431
90-day past dues	$10	12	7	—	17
Nonperforming assets/Total assets	1.02%	0.96%	0.99%	0.64%	0.63%
Allowance for loan losses/Total loans	1.17%	1.15%	1.09%	1.08%	1.04%
Allowance for loan losses/Nonperforming assets	90.35%	92.93%	85.63%	130.98%	127.60%

END OF PERIOD BALANCES
Total loans, net of unearned fees	$1,500,302	1,457,873	1,421,176	1,273,719	1,231,410
Total assets	$1,907,321	1,876,062	1,829,700	1,634,741	1,584,094
Total deposits	$1,480,168	1,457,237	1,414,029	1,276,456	1,197,026
Total stockholders’ equity	$239,276	234,196	228,470	201,769	198,711
Full-time equivalent employees	505	497	475	454	452

AVERAGE BALANCES
Total loans, net of unearned fees	$1,472,770	1,432,361	1,366,170	1,244,261	1,218,896
Total interest-earning assets	$1,709,738	1,666,388	1,573,013	1,447,571	1,439,033
Total assets	$1,902,585	1,856,968	1,748,798	1,596,879	1,593,014
Total deposits	$1,474,740	1,444,246	1,353,758	1,226,141	1,210,205
Total interest-bearing liabilities	$1,470,151	1,437,952	1,343,727	1,220,332	1,195,088
Total stockholders’ equity	$237,378	231,831	219,387	201,292	204,481

The following table provides a detailed analysis of Non-GAAP measures.

Reconciliation Table

(Dollars in thousands)
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
	2006	2006	2006	2006	2005
Book value per share	$16.93	16.66	16.41	15.59	15.54
Effect of in-tangible assets per share	$(6.56)	(6.61)	(6.67)	(5.14)	(5.22)
Tangible book value per share	$10.37	10.05	9.74	10.45	10.32

Return on average assets	0.84%	0.90%	0.91%	0.83%	0.92%
Effect of in-tangible assets	0.04%	0.05%	0.04%	0.04%	0.04%
Return on average tangible assets	0.88%	0.95%	0.95%	0.87%	0.96%

Return on average equity	6.71%	7.21%	7.23%	6.60%	7.16%
Effect of in-tangible assets	4.31%	4.81%	4.49%	3.27%	4.04%
Return on average tangible equity	11.02%	12.02%	11.72%	9.87%	11.20%

Period end equity to assets	12.55%	12.48%	12.49%	12.34%	12.54%
Effect of in- tangible assets	-4.48%	-4.56%	-4.68%	-3.72%	-3.84%
Period-end tangible equity to tangible assets	8.07%	7.92%	7.81%	8.62%	8.70%

(Dollars in thousands except per share amounts)	YTD 12/31/2006	YTD 12/31/2005
EARNINGS
Net interest income (fully tax equivalent)	$69,459	57,271
Provision for loan loss	$6,060	5,916
Other income	$10,513	11,631
Other expense	$50,159	44,825
Net income	$15,459	11,991
Non-recurring (income)/expense (after-tax)	$0	190
Operating income	$15,459	12,181

PER SHARE DATA
Basic earnings per share	$1.13	0.96
Diluted earnings per share	$1.11	0.93
Operating diluted earnings per share	$1.11	0.95
Book value per share	$16.93	15.54
Tangible book value per share	$10.37	10.32
Cash dividend per share	$0.355	0.330

PERFORMANCE RATIOS
Return on average assets	0.87%	0.80%
Return on average tangible assets	0.91%	0.84%
Return on average equity	6.93%	6.06%
Return on average tangible equity	11.12%	9.44%
Net interest margin (fully tax equivalent)	4.34%	4.26%
Other expense / Average assets	2.82%	2.99%
Efficiency Ratio	61.82%	64.34%
Other income/Total operating revenue	13.21%	16.28%

MARKET DATA
Market value per share — Period end	$22.17	21.41
Market as a % of book	1.31%	1.38%
Cash dividend yield	1.60%	1.54%
Common stock dividend payout ratio	31.98%	35.48%
Period-end common shares outstanding (000)	14,132	12,784
Common stock market capitalization ($Millions)	$313.30	273.71

CAPITAL & LIQUIDITY RATIOS
Period-end equity to assets	12.55%	12.54%
Period-end tangible equity to tangible assets	8.07%	8.70%
Total risk-based capital ratio	N/A	13.80
Average loans to average deposits	100.35%	100.74%

ASSET QUALITY
Net charge-offs	$2,328	5,309
(Ann.) Net loan charge-offs/ Average loans	0.169%	0.469%
Nonaccrual loans	$14,790	6,562
Foreclosed assets	$4,673	3,431
90-day past dues	$10	17
Nonperforming assets/ Total assets	1.02%	0.63%
Allowance for loan losses/ Total loans	1.17%	1.04%
Allowance for loan losses/Nonperforming assets	90.35%	127.60%

END OF PERIOD BALANCES
Total loans, net of unearned fees	$1,500,302	1,231,410
Total assets	$1,907,321	1,584,094
Total deposits	$1,480,168	1,197,026
Total stockholders’ equity	$239,276	198,711
Full-time equivalent employees	505	452

AVERAGE BALANCES
Total loans, net of unearned fees	$1,379,210	1,131,883
Total interest-earning assets	$1,599,622	1,343,345
Total assets	$1,776,728	1,496,792
Total deposits	$1,374,419	1,123,577
Total interest-bearing liabilities	$1,367,761	1,129,707
Total stockholders’ equity	$223,128	198,004

The following table provides a detailed analysis of Non-GAAP measures.

Reconciliation Table

	YTD	YTD
(Dollars in thousands)	12/31/2006	12/31/2005
Book value per share	$16.93	15.54
Effect of intangible assets per share	$(6.56)	(5.22)
Tangible book value per share	$10.37	10.32

Return on average assets	0.87%	0.80%
Effect of intangible assets	0.04%	0.04%
Return on average tangible assets	0.91%	0.84%

Return on average equity	6.93%	6.06%
Effect of intangible assets	4.19%	3.38%
Return on average tangible equity	11.12%	9.44%

Period end equity to assets	12.55%	12.54%
Effect of intangible assets	-4.48%	-3.84%
Period-end tangible equity to tangible assets	8.07%	8.70%

GB&T Bancshares, Inc. and Subsidiaries

Consolidated Statements of Condition

	12/31/2006	12/31/2005
	(Unaudited)	(Unaudited)
Assets (in thousands):

Cash and due from banks	$25,876	$30,748
Interest-bearing deposits in banks	1,848	728
Federal funds sold	1,445	568
Securities available-for-sale	210,249	188,127
Restricted equity securities, at cost	9,869	9,277

Loans, net of unearned income	1,500,302	1,231,410
Less allowance for loan losses	17,593	12,773
Loans, net	1,482,709	1,218,637

Premises and equipment, net	41,776	37,014
Goodwill	87,116	61,164
Intangible assets	5,678	5,586
Other assets	40,755	32,245
Total assets	$1,907,321	$1,584,094

Liabilities and Stockholders’ Equity (in thousands):
Deposits:
Noninterest-bearing	$151,529	$158,487
Interest-bearing demand & savings	447,994	414,542
Time deposits	880,645	623,997
Total deposits	1,480,168	1,197,026
Federal funds purchased and securities sold under repurchase agreements	41,061	45,510
Federal Home Loan Bank advances	96,498	97,298
Other borrowings	939	968
Other liabilities	19,481	14,683
Subordinated debt	29,898	29,898
Total liabilities	1,668,045	1,385,383

Stockholders’ equity:
Capital stock	186,539	157,875
Retained earnings	54,086	43,404
Accumulated other comprehensive loss	(1,349)	(2,568)
Total stockholders’ equity	239,276	198,711
Total liabilities and stockholders’ equity	$1,907,321	$1,584,094

GB&T BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$32,028	$23,725	$116,593	$82,541
Taxable securities	2,378	1,927	8,436	7,287
Nontaxable securities	197	135	589	618
Federal funds sold	322	92	812	327
Interest-bearing deposits in banks	60	7	145	42
Total interest income	34,985	25,886	126,575	90,815

Interest expense:
Deposits	14,713	8,607	49,438	27,153
Federal funds purchased and securities sold under repurchase agreements	482	271	1,367	740
Federal Home Loan Bank advances	1,056	976	4,058	3,879
Other borrowings	656	564	2,530	2,064
Total interest expense	16,907	10,418	57,393	33,836

Net interest income	18,078	15,468	69,182	56,979

Provision for loan losses	1,791	977	6,060	5,916
Net interest income after provision for loan losses	16,287	14,491	63,122	51,063
Other income:
Service charges on deposit accounts	1,564	1,590	6,278	6,413
Mortgage origination fees	750	519	2,661	2,263
Insurance commissions	3	46	11	488
Gain on sale of securities	(16)	—	(16)	553
Other operating income	374	337	1,579	1,914
Total other income	2,675	2,492	10,513	11,631

Other expense:
Salaries and employee benefits	7,735	6,502	29,979	26,248
Occupancy and equipment expenses, net	1,908	1,686	7,055	6,334
Other operating expenses	3,334	3,218	13,125	12,243
Total other expense	12,977	11,406	50,159	44,825

Income before income taxes	5,985	5,577	23,476	17,869
Income tax expense	1,972	1,888	8,017	5,878
Net income	$4,013	$3,689	$15,459	$11,991

Earnings per share:
Basic	$0.28	$0.29	$1.13	$0.96
Diluted	$0.28	$0.28	$1.11	$0.93

Weighted average shares
Basic	14,097	12,764	13,652	12,562
Diluted	14,380	13,103	13,956	12,938

Cash dividends per common share	$0.090	$0.085	$0.355	$0.331

GB&T Bancshares, Inc.

Yield Analysis - December 31, 2006

(Dollars in thousands)

	For the Twelve Months Ended
	December 31, 2006
	Average		Yields
	balances	Interest	/Rates
Assets
Interest earning assets:
Taxable securities	$200,983	$8,436	4.20%
Nontaxable securities*	13,516	866	6.41%
Federal funds sold	16,014	812	5.07%
Interest bearing deposits in banks	2,176	145	6.66%
Loans, net of unearned income	1,366,933	116,593	8.53%
Total interest earning assets	$1,599,622	$126,852	7.93%

Noninterest earning assets:
Unrealized gains (losses) on securities	(4,483)
Allowance for loan losses	(15,228)
Nonaccrual loans	12,278
Cash and due from banks	23,566
Other assets	160,973
Total noninterest earning assets	177,106
Total assets	$1,776,728

Liabilities & Shareholders’ Equity Interest bearing liabilities:
Interest bearing demand & savings	$430,143	12,786	2.97%
Time	776,798	36,652	4.72%
Borrowings	160,820	7,955	4.95%
Total interest bearing liabilities	1,367,761	57,393	4.20%

Noninterest bearing liabilities & shareholders’ equity:
Noninterest bearing deposits	167,477
Other liabilities	18,362
Shareholders’ equity	223,128
Total liabilities & shareholders’ equity	$1,776,728
Interest rate differential			3.73%

Net interest income*		69,459

Net interest margin*			4.34%

	For the Three Months Ended
	December 31, 2006
	Average		Yields
	balances	Interest	/Rates
Assets
Interest earning assets:
Taxable securities	$215,342	$2,378	4.38%
Nontaxable securities*	18,160	290	6.34%
Federal funds sold	16,716	322	7.64%
Interest bearing deposits in banks	2,901	60	8.21%
Loans, net of unearned income	1,456,619	32,028	8.72%
Total interest earning assets	$1,709,738	$35,078	8.14%

Noninterest earning assets:
Unrealized gains (losses) on securities	(2,952)
Allowance for loan losses	(17,511)
Nonaccrual loans	16,151
Cash and due from banks	23,208
Other assets	173,951
Total noninterest earning assets	192,847
Total assets	$1,902,585

Liabilities & Shareholders’ Equity Interest bearing liabilities:
Interest bearing demand & savings	$430,414	3,484	3.21%
Time	869,933	11,229	5.12%
Borrowings	169,804	2,194	5.13%
Total interest bearing liabilities	1,470,151	16,907	4.56%

Noninterest bearing liabilities & shareholders’ equity:
Noninterest bearing deposits	174,393
Other liabilities	20,663
Shareholders’ equity	237,378
Total liabilities & shareholders’ equity	$1,902,585

Interest rate differential			3.58%

Net interest income*		$18,171

Net interest margin*			4.22%

* fully tax equivalent

CONTACT:  GB&T Bancshares, Inc.

Gregory L. Hamby, EVP and CFO (678) 450-3473 ghamby@gbt.com

W. Michael Banks, Senior Vice President (678) 450-3480       mbanks@gbt.com